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Exhibit 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-47551, Form S-8 No. 33-88108,Form S-8 No. 333-40219, Form S-8
No. 33-62231, Form S-8 No. 333-81669 and Form S-8 No. 333-81969) of Provident
Companies, Inc. pertaining to the Provident Life and Accident Insurance Company MoneyMaker, A Long-Term 401(k) Retirement Savings Plan, the Provident Life and Accident Insurance Company Stock Purchase Plan of 1994, the Provident Life and Accident Insurance Company Employee Stock Purchase Plan of 1995, the Provident Life and Accident Insurance Company Management Incentive Compensation Plan of 1994, The Paul Revere Savings Plan, Provident Companies, Inc. Stock Plan of 1999, Provident Companies, Inc, Non-Employee Director Compensation Plan of 1998, Employee Stock Option Plan of 1998, Amended and Restated Annual Management Incentive Compensation Plan of 1994, the UnumProvident Corporation 1987 Executive Stock Option Plan, UnumProvident Corporation 1990 Long-Term Stock Incentive Plan, UnumProvident Corporation Plan 1996 Long-Term Stock Incentive Plan and UnumProvident Corporation 1998 Goals Stock Option Plan, and in the Registration Statement (Form S-3 No. 333-17849) of Provident Companies, Inc. for the registration of 9,523,810 shares of its common stock, and in the shelf Registration Statement (Form S-3 No. 333-43808) of UnumProvident Corporation of our report dated February 12, 2001, except for Notes 13 and 15, for which the date is February 27, 2001 with respect to the consolidated financial statements and schedules of UnumProvident Corporation and subsidiaries, included in its Annual Report on Form 10-K for the year ended December 31, 2000.

/s/ ERNST & YOUNG LLP

Chattanooga, Tennessee
March 26, 2001